United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

January 21, 2015

Date of Report

GO EZ CORPORATION, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	000-53116	47-2488761
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 First Street #493

Los Altos, CA USA 94022

(Address of Principal Executive Offices)

(650) 283-2907

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAME REFERENCES

In this Current Report, references to “GEZC,” the “Company,” “we,” “our,” “us” and words of similar import refer to Go Ez Corporation, the Registrant, which is a Delaware corporation, and where applicable, FTA (as defined below).

Item 1.01. Entry Into a Material Definitive Agreement.

On January 20, 2015, Federal Technology Agency, Inc.(“FTA”), a majority owned subsidiary of the Company, completed the purchase of Cellular of Miami Beach, Inc., a Florida corporation (the “Seller”), through the issuance of sixty thousand dollars’ worth ($60,000.00) of the Company’s Preferred Series B stocks and twenty-five thousand dollars’ worth of ($25,000) Promissory Note to the Seller (the “Transaction”), pursuant to the certain Asset Purchase Agreement (the “Agreement”), dated January 20, 2015, by and among FTA and the Seller. Subject to the limitations and exclusions contained in this Agreement, FTA desires to buy from the Seller the business, assets, properties and rights of the Seller described in the Agreement.

Copy of the Asset Purchase Agreement is filed as Exhibits to this Current Report and referenced in Item 9.01 below. Also, see Item 2.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Acquisition of Cellular of Miami Beach, Inc.

On January 20, 2015, FTA entered into an Asset Purchase Agreement with Roger Ng, the owner of all of the issued and outstanding shares of capital stock of the Seller and completed its acquisition of the Seller through its issuance of sixty thousand dollars’ worth ($60,000.00) of the Company’s Preferred Series B stocks and twenty-five thousand dollars’ worth of ($25,000) Promissory Note. Said Promissory Note will not carry any interest and matures one year from the date of the closing of this Transaction. The entry into the Asset Purchase Agreement was approved by Unanimous Written Consent of the Board of Directors of the Company without a meeting on January 19, 2015.

In accordance with the terms of the Agreement, the Seller shall validly and effectively grant, sell, convey, assign, transfer and deliver to FTA, upon and subject to the terms and conditions of this Agreement, all of the Seller’s right, title and interest in and to (i) the business as a going concern, and (ii) certain of the Seller’s assets set forth in the Agreement, properties and rights constituting the business or used in the business, which are described in this Agreement, free and clear of all liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever, and (iii) all of the Seller’s rights, title and interest in the name “Cellular of Miami Beach, Inc.,” or any derivative thereof.

As a result of the Transaction, as of January 20, 2015, there were 171 shares of Preferred Series B stock issued and outstanding.

The foregoing summary of the Asset Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Asset Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

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Item 3.02. Unregistered Sales of Equity Securities.

One January 20, 2015, an Asset Purchase Agreement (the “Agreement”) was executed by and among FTA and Mr. Roger Ng. Under the terms of the Agreement, FTA purchased Cellular of Miami Beach, Inc., through the issuance of sixty thousand dollars’ worth ($60,000.00) of the Company’s Preferred Series B stocks and twenty-five thousand dollars’ worth of ($25,000) Promissory Note to Mr. Roger Ng. Said Promissory Note will not carry any interest and matures one year from the date of the closing of this Transaction.

Pursuant to and at the closing of the Agreement, our stock transfer agent Jersey Stock Transfer LLC was instructed to issue to Mr. Ng 60 shares of Preferred Series B stock pursuant to Regulation S under the Securities Act and to affix the appropriate restrictive legends to the certificates indicating that the shares were not registered under the Securities Act. Mr. Ng was given adequate access to sufficient information about us to make an informed investment decision. Neither the Company nor anyone acting on its behalf offered or sold these securities by any form of general solicitation or general advertising.

Item 9.01. Financial Statements and Exhibits.

(a) Exhibits. The following exhibit is filed herewith

Exhibit No.	Exhibit Description

99.1	Asset Purchase Agreement dated January 20, 2014 between FTA and Cellular of Miami Beach, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

GO EZ CORPORATION, INC.

Date: January 20, 2015	By:	/s/ Abraham Cinta
Abraham Cinta
President, Chief Executive Officer, CFO and Director

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